Rule 424(b)(2)
			Registration Nos. 333-44771
	NASD File No. 961029005
	Cusip #: 52517PNA5

PRICING SUPPLEMENT NO. 304
Trade Date: February 24, 1998 to Prospectus
Supplement dated February 18, 1998
and Prospectus dated February 18, 1998

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  100%

Agent's Commission: .15%

Original Issue Date: 02/26/98

Interest Rate Per Annum:  5.75%

Interest Payment Dates:	Every 2/15 and 8/15 commencing on 8/15/98

Maturity Date:  03/26/99

These Notes, issued under Pricing Supplement No. 304, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of this offering is $40,000,000 and relates only to Pricing Supplement No. 304. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $14,162,913,688 and, to date, including this offering, an aggregate of $13,551,913,688 Medium-Term Notes, Series E has been issued and $9,151,678,688 are outstanding.